UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 20, 2015

T-REX OIL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 Zang Steet, Suite 250, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720)502-4483

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS
Item 3.02 Unregistered Sales of Equity Securities

On April 26, 2015, T-Rex Oil, Inc. ("the Company") issued a Subscription Agreement for the purchase of shares of its restricted common stock pursuant to Regulation S.  As of July 20, 2015, the Company has received a total of $1,000,000 under the Subscription Agreement and has issued a total of 465,117 shares of its restricted common stock in exchange for such funds.

The Company has used such funds in the support of operations.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain directors; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company has appointed Mr. Allen Heim to serve as a Director of the Company.  His appointment will go effective on August 1, 2015.  Mr. Heim has served as the Vice President of Operations and a Director of the Company's subsidiary, Terex Energy Corporation ("Terex Energy."

Employment Agreement

In November 2014, Mr. Heim entered into an Employment Agreement with Terex Energy for his services as its Vice President of Operations and Director of Terex Energy.  The Employment Agreement has a term of 3 years and provides for an annual compensation of $150,000.  Mr. Heim is eligible for an annual bonus as to be determined by the board of directors of Terex Energy.

Biography

Mr. Heim, age 58, has served as the Vice President of Operations and a director of Terex Energy since February 2014.

Mr. Heim has devoted most of his 30 year career to a variety of oil field disciplines including leasing, dealing in working interests, drilling wells, fracking, and managing hands-on all phases of post drilling including completions and follow on operations through plug and abandon.

He is experienced in location construction of oil well properties, pumping and long term well ops as well as directional drilling and frac operations planning and execution.

Prior to working with Terex Energy, he was retained by Davis Oil Co.  Prior to that he has worked with Bic Petroleum, Smith Oil, Petro West, Bolling Oil, Pease Oil and Gas, Pan Western Energy, Paladin Energy, Charterhall, Haines Oil Field Services, New Tech Energy, O'Brien Energy, Peterson Energy, Sunburst Inc., Markus Production, Lyco Energy and Wanda Madden Oil.

He is the owner of Allen's Pumping Service in Kimball, Nebraska.

Mr. Heim not only brings management experience to the Board of Directors, he also provides over 30 years of oil and gas exploration and production experience.

Equity Holdings

At July 15, 2015, Mr. Heim's ownership in the Company consisted of 755,000 shares of common stock, of which 5,000 shares are held by his wife and warrants exercisable for 200,000 shares of the Company's common stock with a term of 3 years and an exercise price of $1 per share.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Employment Agreement, dated November 1, 2014*
* Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K dated March 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

T-REX OIL, INC.

By:       /s/ Don Walford

Don Walford, Chief Executive Officer

Date: July 22, 2015